Exhibit 32

Certification of Periodic Report
Pursuant to 18 U.S.C. § Section 1350

Pursuant to, and for purposes only of, 18 U.S.C. § 1350, each of the undersigned hereby certifies that (i) the Quarterly Report of Bay Bancorp, Inc. on Form 10-Q, as amended, for the quarter ended March 31, 2014 filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Bay Bancorp, Inc.

Date: November 26, 2014	/s/ Kevin B. Cashen
Kevin B. Cashen
President and Chief Executive Officer
(Principal Executive Officer)

Date: November 26, 2014	/s/ Larry D. Pickett
Larry D. Pickett
Chief Financial Officer
(Principal Financial Officer)